Exhibit 99.1

(1)                                  The Reporting Persons beneficially own Series A-5 shares of Class A Common Stock (“Class A Shares”).  A holder of Class A Shares may, from time to time prior to May 31, 2015, elect to convert some, or all, of its Class A Shares in order to sell the resulting shares of the Issuer’s Class P Common Stock (“Common Shares”) to a third party or to make a distribution of such resulting Common Shares to its investors or partners.  As of the date of this filing, Class A Shares are convertible on a one-for-one basis into Common Shares.  As certain thresholds are met through holders of Class A Shares receiving additional value in the future from their ownership of the Class A Shares, either via distributions paid by the Issuer on such Class A Shares or future sales or distributions to its investors or partners of Common Shares received upon conversion of their Class A Shares, the holders of the Issuer’s Series B-5 Class B Common Stock (“Class B Shares”) and Series C-5 Common Stock (“Class C Shares”) will convert or be entitled to convert a portion of their Class B Shares and Class C Shares into Common Shares, and the Class A Shares will have their conversion ratio reduced in proportion to the amount of Common Shares that the Class B Shares and Class C Shares receive upon conversion.  The total number of Common Shares that the Class A Shares, Class B Shares and Class C Shares may receive in the aggregate is fixed.  The formula for the conversion of Class A Shares, Class B Shares and Class C Shares into Common Shares, as well as the terms and conditions of such conversions, are specified in Article Fourth of the Issuer’s Certificate of Incorporation, filed as Exhibit 3.1 of the Issuer’s Amendment No. 3 to the Registration Statement on Form S-1, filed with the Securities and Exchange Commission on January 26, 2011.

Pursuant to an underwriting agreement, dated February 10, 2011, and the final prospectus filed by the Issuer on February 10, 2011, in connection with the Issuer’s initial public offering of its Common Shares (the “IPO”), the following holders of Class A Shares beneficially owned by the Reporting Persons converted their Class A shares into Common Shares on a one-for-one basis, which Common Shares were sold in the IPO on February 16, 2011:

C/R Energy III Knight Non-U.S. Partnership, L.P. converted 2,798,990 shares of Series A-5 Class A Shares into an equal number of Common Shares that were sold in the IPO;

C/R Knight Partners, L.P. converted 9,636,908 shares of Series A-5 Class A Shares into an equal number of Common Shares that were sold in the IPO.

Carlyle/Riverstone Knight Investment Partnership, L.P. converted 6,513,388 shares of Series A-5 Class A Shares into an equal number of Common Shares that were sold in the IPO.

Riverstone Energy Coinvestment III, L.P. converted 267,551 shares of Series A-5 Class A Shares into an equal number of Common Shares that were sold in the IPO.

Carlyle Energy Coinvestment III, L.P. converted 56,979 shares of Series A-5 Class A Shares into an equal number of Common Shares that were sold in the IPO.

(2)                                  By C/R Energy III Knight Non-U.S. Partnership, L.P. C/R Energy GP III, LLC exercises investment discretion and control over the shares held by C/R Energy III Knight Non-U.S. Partnership, L.P. through its general partner, Carlyle/Riverstone Energy Partners III, L.P., of which C/R Energy GP III, LLC is the sole general partner.

(3)                                  By C/R Knight Partners, L.P. C/R Energy GP III, LLC exercises investment discretion and control over the shares held by C/R Knight Partners, L.P. through its general partner, Carlyle/Riverstone Energy Partners III, L.P., of which C/R Energy GP III, LLC is the sole general partner.

(4)                                  By Carlyle/Riverstone Knight Investment Partnership, L.P. C/R Energy GP III, LLC exercises investment discretion and control over the shares held by Carlyle/Riverstone Knight Investment Partnership, L.P. through its general partner, Carlyle/Riverstone Energy Partners III, L.P., of which C/R Energy GP III, LLC is the sole general partner.

(5)                                  By Riverstone Energy Coinvestment III, L.P., which subject to contractual commitments that it invest and divest side-by-side with C/R Energy III Knight Non-U.S. Partnership, L.P., C/R Knight Partners, L.P. and Carlyle/Riverstone Knight Investment Partnership, L.P.

(6)                                  By Carlyle Energy Coinvestment III, L.P., which subject to contractual commitments that it invest and divest side-by-side with C/R Energy III Knight Non-U.S. Partnership, L.P., C/R Knight Partners, L.P. and Carlyle/Riverstone Knight Investment Partnership, L.P.